EXHIBIT 3.3
                                                                     -----------

                           CERTIFICATE OF DESIGNATION
                                       OF
                      SERIES A CONVERTIBLE PREFERRED STOCK
                                       OF
                              VALUESTAR CORPORATION


         VALUESTAR CORPORATION, a corporation organized and existing under the Colorado Business Corporation Act (the "Corporation"), in accordance with Colo. Rev. Stat. Section 7-106-102,

         HEREBY CERTIFIES:

1.       The name of the Corporation is:   Valuestar Corporation.

2. The text of the amendment determining the designations, preferences, limitations, and relative rights of the class or series of shares is as set forth on Exhibit "A", attached hereto and by this reference incorporated herein.

3.       This amendment was adopted on July 20, 1999.

4. This amendment was duly adopted by the Board of Directors of the Corporation.

         The undersigned does hereby confirm, under penalties of perjury, that the foregoing Certificate of Designation of Valuestar Corporation constitutes the act and deed of the Corporation, and that the facts stated herein are true.

         Executed at Oakland, California on July 20, 1999



                                              /s/ JIM STEIN
                                              Jim Stein, Chief Executive Officer

                                   Exhibit "A"


         RESOLVED, that pursuant to the authority granted to the Board of Directors by Article THIRD, Paragraph I of the Articles of Incorporation of the Corporation, as amended (the "Articles"), Certificatethere is hereby created, and the Corporation be, and it hereby is, authorized to issue one million (1,000,000) shares of a series of convertible preferred stock, designated "SERIES A CONVERTIBLE PREFERRED STOCK," which Series A Convertible Preferred Stock (also referred to herein as "Series A Stock" or "Series A Preferred Stock") shall have, in addition to the rights, restrictions, preferences and privileges set forth in the Articles Certificate, the following terms, conditions, rights, restrictions, preferences and privileges:

         "A.      DIVIDENDS.

                  1. Generally. Each holder of outstanding shares of Series A Stock shall be entitled to receive, when and if declared by the Board of Directors and out of any funds legally available therefor, cumulative dividends at the annual rate of $0.80 per share (the "Series A Preferential Dividend"), accruing quarterly at the end of each calendar quarter, and compounded annually, whether or not earned or declared, and payable in shares of Series A Preferred Stock at the rate of one share for each $10.00 of such accrued Series A Preferential Dividend during each fiscal year of this Corporation and in preference to any declaration or payment (payable other than in Common Stock) on any other equity security of the Company. No cash dividends shall be declared and paid on the Common Stock or any other equity of the Company unless a like cash dividend amount has been paid to the Series A Stock on an as converted basis. Notwithstanding anything to the contrary hereunder, however, upon the conversion of any share of Series A Stock, all of such Series A Preferential Dividend accrued thereon shall be paid upon such conversion whether or not such Series A Preferential Dividend has been declared by the Board of Directors.


                  2. Payment Other Than Cash. If the Corporation shall declare a distribution payable in securities of persons other than this Corporation, evidences of indebtedness issued by the Corporation or other persons, assets (excluding cash dividends) or options or rights to purchase any such securities or evidences of indebtedness, then, in each such case, the holders of Series A Preferred Stock shall be entitled to a proportionate share of any such distribution as though the holders of Series A Preferred Stock were the holders of the number of shares of Common Stock of the Corporation into which their respective shares of Series A Preferred Stock are convertible as of the record date fixed for the determination of the holders of Common Stock of the Corporation who are entitled to receive such distribution.

                  3. Dividend Adjustment. The Series A Preferential Dividend and number of Series A Stock shares issued as a dividend shall be appropriately adjusted for any stock splits, dividends, combinations, recapitalizations and the like ("Appropriately Adjusted").

         B.       PREFERENCE ON LIQUIDATION.

                  1. Preference Price. Except upon a "Qualified Liquidation Event," in the event of any liquidation, dissolution or winding up of this Corporation, whether voluntary or involuntary, the holders of the outstanding shares of Series A Stock shall be entitled to be paid out of the assets of this Corporation available for distribution to its shareholders, whether from capital, surplus funds or earnings, before any payment is made in respect of the shares of Common Stock or any other equity security of this Corporation , in an amount equal to $10.00 per share (Appropriately Adjusted), together with an amount equal to the greater of (A) eight percent (8%) of such $10.00 compounded annually at the rate of 8%, for each year (or fraction thereof) after the date of the issuance of each such share of Series A Stock , less the amount, if any, of any cash dividends actually paid to the Series A Stock through the date of liquidation, or (B) any declared and unpaid dividends thereon (the "Preference Price"). After payment of the

Preference Price to the holders of Series A Preferred Stock, the remaining assets of the Corporation shall be distributed to the holders of shares of Common Stock.

                  2. Partial Payment. If, upon any such liquidation, dissolution or winding up of this Corporation, whether voluntary or involuntary, the assets of this Corporation available for distribution to its shareholders shall be insufficient to pay in full the Preference Price required to be paid to the holders of the outstanding shares of Series A Stock, then all of the assets of this Corporation legally available for distribution to the holders of equity securities shall be distributed ratably among the holders of the outstanding shares of Series A Preferred Stock in proportion to the Preference Price upon liquidation that each Series A Preferred Stock holder is otherwise entitled to receive.

                  3. Certain Transactions. The following shall be deemed to be a liquidation, dissolution or winding up within the meaning of this Section B with respect to the Series A Stock: (A) a sale of all or substantially all of the Corporation's assets; or (B) a consolidation, merger or reorganization of the Corporation with or into any other corporation or corporations if the Corporation's shareholders do not control a majority of the outstanding voting securities of such consolidated, merged or reorganized corporation(s). The Corporation shall provide written notice of each of the above transactions to each holder of Series A Stock at least ten (10) days prior to such transaction in accordance with Section D.14 (below).

                  4. Liquidation Adjustment. The Preference Price shall be Appropriately Adjusted.

         C.       VOTING.

                  1. Generally. Except as otherwise required by law or expressly provided herein, each share of Series A Preferred Stock shall be entitled to vote on all matters submitted or required to be submitted to a vote of the shareholders of the Corporation and shall be entitled to the number of votes equal to the number of whole shares of Common Stock into which such shares of Series A Preferred Stock are convertible pursuant to the provisions hereof, at the record date for the determination of shareholders entitled to vote on such matters or, if no such record date is established, at the date such vote is taken or any written consent of shareholders is solicited. In each such case, except as otherwise required by law or expressly provided herein, the holders of shares of Series A Preferred Stock and Common Stock shall vote together and not as separate classes.

                  2. Special Voting for the Election of Directors. The Board of Directors shall be elected as follows:

                           (i)  So  long  as  at  least  One  Hundred   Thousand
(100,000) shares of Series A Preferred Stock are issued and outstanding (Appropriately Adjusted), the holders of Series A Preferred Stock shall be entitled, voting as a separate class, to elect one (1) and only one (1) member to the Corporation's Board of Directors; and

                           (ii) The remaining authorized members of the Board of
Directors shall be elected by the holders of Common Stock.

                  3. Removals or Resignations. Any vacancy created on the Corporation's Board of Directors shall be filled by a successor Director who shall be elected in a manner by which his or her predecessor was elected as provided above. Any Director who has been elected to the Corporation's Board of Directors as provided above may be removed during his term of office in accordance with the General Corporation Law of the State of Colorado, and any vacancy thereby created shall be filled as provided in this subparagraph.

         D. CONVERSION. The holders of the outstanding shares of Series A Stock shall have the following conversion rights (the "Conversion Rights"):

                  1. Right to Convert. Each share of Series A Stock shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such shares, at the office of this Corporation or any transfer agent for the Corporation's shares into that number of shares of Common Stock which is equal to the quotient obtained by dividing $10.00 for each share of Series A Stock by the Series A Conversion Price (as such term is hereinafter defined) in effect immediately prior to the time of such conversion. The initial price at which shares of Common Stock shall be deliverable upon conversion of shares of Series A Stock shall be $2.00 (as adjusted from time to time as herein provided, the "Series A Conversion Price").

                  2. Mechanics of Conversion. Each holder of outstanding shares of Series A Stock who desires to convert the same into shares of Common Stock shall surrender the certificate or certificates therefor, duly endorsed, at the office of this Corporation or of any transfer agent for the Corporation's shares and shall give written notice to this Corporation at such office that such holder elects to convert the same and shall state therein the number of shares of Series A Stock being converted. Thereupon, this Corporation shall issue and deliver at such office to such holder a certificate or certificates for the number of shares of Common Stock to which such holder is entitled and shall promptly pay all declared but unpaid dividends on the shares being converted. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the certificate or certificates representing the shares to be converted, and the person entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder of such shares of Common Stock on such date.

                  3. Adjustment for Stock Splits and Combinations. If this Corporation at any time or from time to time after the date that this Certificate of Designation was filed with the Colorado Secretary of State (the "Filing Date") effects a division of the outstanding shares of Common Stock, the Series A Conversion Price shall be proportionately decreased and, conversely, if this Corporation at any time, or from time to time, after the Filing Date combines the outstanding shares of Common Stock, the Series A Conversion Price shall be proportionately increased. Any adjustment under this Section D.3 shall be effective on the close of business on the date such division or combination becomes effective.

                  4. Adjustment for Certain Dividends and Distributions. If this Corporation at any time or from time to time after the Filing Date pays or fixes a record date for the determination of holders of shares of Common Stock entitled to receive a dividend or other distribution in the form of shares of Common Stock, or rights or options for the purchase of, or securities convertible into, Common Stock, then in each such event the Series A Conversion Price shall be decreased, as of the time of such payment or, in the event a record date is fixed, as of the close of business on such record date, by multiplying the Series A Conversion Price by a fraction (i) the numerator of which shall be the total number of shares of Common Stock outstanding immediately prior to the time of such payment or the close of business on such record date and (ii) the denominator of which shall be (A) the total number of shares of Common Stock outstanding immediately prior to the time of such payment or the close of business on such record date plus (B) the number of shares of Common Stock issuable in payment of such dividend or distribution or upon exercise of such option or right of conversion; provided, however, that if a record date is fixed and such dividend is not fully paid or such other distribution is not fully made on the date fixed therefor, the Series A Conversion Price shall not be decreased as of the close of business on such record date as hereinabove provided as to the portion not fully paid or distributed and thereafter the Series A Conversion Price shall be decreased pursuant to this Section 4 as of the date or dates of actual payment of such dividend or distribution.

                  5. Adjustments for Other Dividends and Distributions. If this Corporation at any time or from time to time after the Filing Date pays, or fixes a record date for the determination of holders of shares of Common Stock entitled to receive, a dividend or other distribution in the form of securities of this Corporation other than shares of Common Stock or rights or options for the purchase of, or securities convertible into, Common Stock, then in each such event provision shall be made so that the holders of outstanding shares of Series A Stock shall receive upon conversion thereof, in addition to the number of shares of Common Stock receivable thereupon, the amount of securities of this Corporation which they would have received had their respective shares of Series A Stock been converted into shares of Common Stock on the date of such event and had such holders thereafter, from the date of such event to and including the actual date of conversion of their shares, retained such securities, subject to all other adjustments called for during such period under this Section D with respect to the rights of the holders of the outstanding shares of Series A Stock.

                  6. Adjustment for Reclassification, Exchange and Substitution.
If, at any time or from time to time after the Filing Date, the number of shares of Common Stock issuable upon conversion of the shares of Series A Stock is changed into the same or a different number of shares of any other class or classes of stock or other securities, whether by recapitalization, reclassification or otherwise (other than a recapitalization, division or combination of shares or stock dividend or a reorganization, merger, consolidation or sale of assets provided for elsewhere in this Section D), then in any such event each holder of outstanding shares of Series A Stock shall have the right thereafter to convert such shares of Series A Stock into the same kind and amount of stock and other securities receivable upon such recapitalization, reclassification or other change, as the maximum number of shares of Common Stock into which such shares of Series A Stock could have been converted immediately prior to such recapitalization, reclassification or change, all subject to further adjustment as provided herein.

                  7. Reorganizations, Mergers, Consolidations or Sales of Assets. If, at any time or from time to time after the Filing Date, there is a capital reorganization of the Common Stock (other than a recapitalization, division, combination, reclassification or exchange of shares provided for elsewhere in this Section D) or a merger or consolidation of this Corporation into or with another corporation or a sale of all or substantially all of this Corporation's properties and assets to any other person, then, as a part of such capital reorganization, merger, consolidation or sale, provision shall be made so that the holders of outstanding shares of Series A Stock shall thereafter receive upon conversion thereof the number of shares of stock or other securities or property of this Corporation, or of the successor corporation resulting from such merger or consolidation or sale, to which a holder of the number of shares of Common Stock into which their shares of Series A Stock were convertible would have been entitled on such capital reorganization, merger, consolidation or sale. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section D) with respect to the rights of the holders of the outstanding shares of Series A Stock after the capital reorganization, merger, consolidation, or sale to the end that the provisions of this Section D) (including adjustment of the Series A Conversion Price and the number of shares into which the shares of Series A Stock may be converted) shall be applicable after that event and be as nearly equivalent to such Conversion Prices and number of shares as may be practicable.

                  8. Sale of Shares Below Conversion Price.

                           (i) If,  at any time or from  time to time  after the
Filing Date, this Corporation issues or sells, or is deemed by the express provisions of this Section 8 to have issued or sold, Additional Shares of Common Stock (as hereinafter defined) for an Effective Price (as hereinafter defined) less than the then current Series A Conversion Price, other than (A) as a dividend or other distribution on any class of stock as provided in Section D.4 above or (B) upon a division or combination of shares of Common Stock as provided in Section D.3 above, then, in any such event, the Series A Conversion Price shall be reduced, as of the close of business on the date of such issuance or sale, to an amount determined by multiplying the Series A Conversion Price by a fraction (A) the numerator of which shall be (x) the number of shares of Common Stock outstanding at the close of business on the day immediately preceding the date of such issuance or sale, plus (y) the number of shares of Common Stock which the aggregate consideration received (or by the express provisions hereof deemed to have been received) by this Corporation for the total number of Additional Shares of Common Stock so issued or sold would purchase at such Series A Conversion Price and (B) the denominator of which shall be the number of shares of Common Stock outstanding at the close of business on the date of such issuance or sale after giving effect to such issuance or sale of Additional Shares of Common Stock. For the purpose of the calculation described in this Section 8, the number of shares of Common Stock outstanding shall include, in addition to the number of shares of Common Stock actually outstanding, (A) the number of shares of Common Stock into which the then outstanding shares of Series A Stock could be converted if fully converted on the day immediately preceding the issuance or sale or deemed issuance or sale of Additional Shares of Common Stock; and (B) the number of shares of Common Stock which would be obtained through the exercise or conversion of all rights, options and Convertible Securities (as hereinafter defined) outstanding on the day immediately preceding the issuance or sale or deemed issuance or sale of Additional Shares of Common Stock.

                           (ii)  For  the  purpose  of  making  any   adjustment
required under this Section 8, the consideration received by this Corporation for any issuance or sale of securities shall (A) to the extent it consists of property other than cash, be the fair value of that property as reasonably determined in good faith by a disinterested majority of the Board of Directors; and (B) if Additional Shares of Common Stock, Convertible Securities (as hereinafter defined) or rights or options to purchase either Additional Shares of Common Stock or Convertible Securities are issued or sold together with other stock or securities or other assets of this Corporation for a consideration which covers both, be the portion of the consideration so received reasonably determined in good faith by a disinterested majority of the Board of Directors to be allocable to such Additional Shares of Common Stock, Convertible Securities or rights or options.

                           (iii)  For the  purpose  of the  adjustment  required
under this Section 8, if this Corporation issues or sells any rights or options for the purchase of, or stock or other securities convertible into, Additional Shares of Common Stock (such convertible stock or securities being hereinafter referred to as "Convertible Securities") and if the Effective Price (as defined in Clause (v) below) of such Additional Shares of Common Stock is less than the then current Series A Conversion Price, this Corporation shall be deemed to have issued, at the time of the issuance of such rights, options or Convertible Securities the maximum number of Additional Shares of Common Stock issuable upon exercise or conversion thereof and to have received as consideration therefor an amount equal to (A) the total amount of the consideration, if any, received by this Corporation for the issuance of such rights or options or Convertible Securities plus (B) in the case of such rights or options, the minimum amount of consideration, if any, payable to this Corporation upon the exercise of such rights or options or, in the case of Convertible Securities, the minimum amount of consideration, if any, payable to this Corporation upon the conversion thereof. Thereafter, no further adjustment of the Series A Conversion Price shall be made as a result of the actual issuance of Additional Shares of Common Stock on the exercise of any such rights or options or the conversion of any such Convertible Securities. If any such rights or options or the conversion privilege represented by any such Convertible Securities shall expire or otherwise terminate without having been exercised, the Series A Conversion Price shall thereafter be the Series A Conversion Price which would have been in effect had an adjustment been made on the basis that the only Additional Shares of Common Stock so issued were the Additional Shares of Common Stock, if any, actually issued or sold on the exercise of such rights or options or rights of conversion of such Convertible Securities, and were issued or sold for the consideration actually received by this Corporation upon such exercise plus (A) the consideration, if any, actually received for the granting of all such rights or options, whether or not exercised, (B) the consideration, if any, actually received by issuing or selling the Convertible Securities actually converted and
(C) the consideration, if any, actually received on the conversion of such Convertible Securities. However, if any such rights or options or Convertible Securities by their terms provide, with the passage of time or otherwise, for any increase in the consideration payable to the Corporation, upon the exercise, conversion or exchange thereof, the Series A Conversion Price for the Series A Stock, and any subsequent adjustments based thereon, shall upon any such increase or decrease becoming effective be recomputed to reflect such increase or decrease insofar as it affects such rights, options or the rights of conversion or exchange under such Convertible Securities.

                           (iv) For the purpose of any adjustment required under
this Section D.8, if (a) this Corporation issues or sells any rights or options for the purchase of Convertible Securities and (b) if the Effective Price of the Additional Shares of Common Stock underlying such Convertible Securities is less than the Series A Conversion Price, then in each such event this Corporation shall be deemed to have issued at the time of the issuance of such rights or options the maximum number of Additional Shares of Common Stock issuable upon conversion of the total number of Convertible Securities covered by such rights or options (as set forth in the legal instruments setting forth the terms of such Convertible Securities) and to have received as consideration for the issuance of such Additional Shares of Common Stock an amount equal to the amount of consideration, if any, received for the issuance of such rights or options plus (A) the minimum amount of consideration, if any, payable upon the exercise of such rights or options and (B) the minimum amount of consideration, if any,
payable  upon  the  conversion  of  such  Convertible  Securities.   No
further adjustment of the Series A Conversion Price shall be made as a result of the actual issuance of the Convertible Securities upon the exercise of such rights or options or upon the actual issuance of Additional Shares of Common Stock upon the conversion of such Convertible Securities. The provisions of Section D.8.(iii) for the adjustment of the Series A Conversion Price upon the expiration of rights or options or the rights of conversion of Convertible Securities shall apply mutatis mutandis upon the expiration of the rights, options and Convertible Securities referred to in this Clause D.8.(iv).

                           (v)  "Additional  Shares of Common  Stock" shall mean
all shares of Common Stock issued or deemed to be issued under this Section D.8 after the Filing Date, other than (A) shares of Common Stock issued upon conversion of the shares of Series A Stock; (B) shares of Common Stock (or options, warrants or rights therefor) granted or issued hereafter to employees, officers, directors, contractors, consultants or advisers to, the Corporation or any subsidiary pursuant to incentive agreements, stock purchase or stock option plans, stock bonuses or awards, warrants, contracts or other arrangements that are unanimously approved by the Board of Directors; (C) securities issued by the Corporation in connection with any credit, financing or leasing agreements or similar instruments with equipment lessors or other persons providing equipment lease or other equipment financing; (D) securities issued in connection with or pursuant to the acquisition of all or any portion of another company by the Company whether by merger or any other reorganization or by the purchase of all or any portion of the assets of another company, pursuant to a plan, agreement or other arrangement unanimously approved by the Board of Directors; (E) securities issued to or in connection with an arrangement or venture with a strategic partner of the Company, provided such issuance is unanimously approved by the Board of Directors; (F) shares of Common Stock or Preferred Stock issued or issuable upon the exercise of any warrants, options or other rights that are outstanding as of the Filing Date (or issued or issuable after the reissuance of any such expired or terminated options, warrants or rights and net of any such issued shares repurchased by the Corporation); (G) the reissuance or assignment by the Corporation of any shares of Common Stock outstanding as of the Filing Date to a different person from the holder of such shares; and (H) shares of Common Stock issued by way of dividend or other distribution on shares of Preferred Stock and Common Stock excluded from the definition of Additional Shares of Common Stock by the foregoing clauses (A), (B), (C), (D), (E), (F),
(G) and this clause (H). The "Effective Price" of Additional Shares of Common Stock shall mean the quotient obtained by dividing the total number of Additional Shares of Common Stock issued or sold, or deemed to have been issued or sold, under this Section 8 into the aggregate consideration received, or deemed to have been received for such Additional Shares of Common Stock.

                  9. Certificate of Adjustment. Upon the occurrence of each adjustment or readjustment of the Series A Conversion Price, the Corporation, at its sole expense, shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each holder of Series A Stock a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based.

                  10.  Notices of Record Date. In the event of (i) any taking by this Corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution or (ii) any capital reorganization of this Corporation, any reclassification or recapitalization of the capital stock of this Corporation, any merger or consolidation of this Corporation with or into any other corporation, or any transfer of all or substantially all of the assets of the Corporation, or any voluntary or involuntary dissolution, liquidation or winding up of this Corporation, this Corporation shall mail to each holder of shares of Series A Stock at least twenty (20) days prior to the record date specified therein, a notice specifying (i) the date on which any such record is to be taken for the purpose of such dividend or distribution and a description of such dividend or distribution; (ii) the date on which any such reorganization, reclassification, transfer, consolidation, merger, dissolution, liquidation or winding up, is expected to become effective and the specific details thereof; and (iii) the date, if any, that is to be fixed as to when the holders of record of shares of Common Stock (or other securities) shall be entitled to exchange their shares of Common Stock (or other securities) for securities or other property deliverable upon such reorganization, reclassification, transfer, consolidation, merger, dissolution, liquidation or winding up.

                  11. Automatic Conversion.

                           (i)  "Qualified  Liquidation  Event."  Each  share of
Series A Stock shall automatically be converted into shares of Common Stock based upon the Series A Conversion Price upon (A) the closing of an underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, covering the offering and sale of shares of Common Stock for the account of the Corporation (other than a registration statement effected solely to implement an employee benefit plan, a transaction in which Rule 145 of the Securities and Exchange Commission is applicable or any other form or type of registration in which the shares of Common Stock issuable upon conversion of the shares of Series A Stock cannot be included pursuant to the Securities and Exchange Commission rules or practices) which results in aggregate gross cash proceeds to the Corporation of at least $15,000,000 at a per share price equal to at least $5.00 (Appropriately Adjusted) and an aggregate value of the Corporation immediately prior to the offering of at least $40,000,000, which aggregate value shall be determined by multiplying (x) the number of outstanding shares of Common Stock of the Corporation, on a fully-diluted, as-converted basis, immediately prior to the offering, times (y) the initial per share price of the Corporation's Common Stock as offered to the public in the offering, or (B) (x) a merger or consolidation of this Corporation with or into another corporation or entity, or (y) the sale of all or substantially all of this Corporation's properties and assets, or (z) a sale of the shares of this Corporation's Common Stock, in each circumstance in which each holder of Series A Stock concurrently receives cash and/or marketable securities in an aggregate amount equal to at least $25.00 per share of Series A Stock (Appropriately Adjusted) if such event occurs on or before March 31, 2002, or $35.00 per share of Series A Stock (Appropriately Adjusted) if such event occurs after March 31, 2002, and the aggregate gross consideration received by the Corporation and/or its shareholders is at least $40,000,000 (each a "Qualified Liquidation Event").

                           (ii) "Qualified  Liquidity  Milestone." Each share of
Series A Stock shall automatically be converted into shares of Common Stock based upon the Series A Conversion Price effective as of the first date on which the Corporation's Common Stock is qualified for listing and is trading on the NASDAQ National Market System ("NMS") or the New York Stock Exchange ("NSYE") and the Corporation has had, for any three consecutive months (a "Quarter"), (i) average trading volume of at least 25,000 (Appropriately Adjusted) shares per trading day, and (ii) an average daily high-bid and low-ask price, if the shares are listed and traded on the NMS, or closing price, if the shares are listed and traded on the NYSE, during such Quarter of at least $5.00 per share (Appropriately Adjusted), if such Quarter commences on or before April 1, 2002, or $7.00 per share (Appropriately Adjusted), if such Quarter commences after April 1, 2002.

                           (iii) Upon Vote of 75% of Series A  Preferred  Stock.
Each share of Series A Preferred Stock shall automatically be converted into shares of Common Stock based upon the Series A Conversion Price then applicable upon the affirmative vote of the holders of at least seventy-five percent (75%) of the outstanding shares of Series A Preferred Stock.

         Upon the occurrence of an event specified in this Section 11, the outstanding shares of Series A Stock shall be converted into outstanding shares of Common Stock, whether or not the certificates representing such shares are surrendered to the Corporation or its transfer agent. Upon the automatic conversion of the outstanding shares of Series A Stock, the Corporation shall notify the holders of the outstanding shares of Series A Stock and thereafter such holders shall surrender the certificates representing such shares at the office of the Corporation or any transfer agent for the shares. Thereupon there shall be issued and delivered to such holder, promptly at such office and in its name as shown on such surrendered certificate or certificates, a certificate or certificates for the number of shares of Common Stock into which the surrendered shares of Series A Stock of such holder were convertible on the date on which such automatic conversion occurred.

                  12. Fractional Shares. Fractional shares of Common Stock shall be issued upon conversion of the shares of Series A Stock.

                  13. Reservation of Stock Issuable Upon Conversion. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of Series A Stock, such number of shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of Series A Stock. If at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of Series A Stock, the Corporation shall take such action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose.

                  14. Notices. Any notice required by the provisions of this Section D to be given to a holder of shares of Series A Stock shall be deemed given upon actual receipt or if receipt is refused or does not occur, then the second attempted delivery as evidenced by appropriate third-party commercial documentation (i.e., Postal Service, Federal Express, etc.).

                  15. No Dilution or Impairment. The Corporation shall not amend its Certificate of Incorporation or participate in any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action for the purpose of avoiding or seeking to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but will at all times in good faith assist in carrying out all such action as may be reasonably necessary or appropriate in order to protect the rights of the holders of the shares of Series A Stock against dilution (as contemplated herein) or other impairment of their rights.

         E. NO RE-ISSUANCE. No share or shares of Series A Stock acquired by the Corporation by reason of redemption, purchase or otherwise shall be reissued, and all such shares shall be canceled, retired and eliminated from the shares which the Corporation shall be authorized to issue."